SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

COHERENT, INC.
(Name of Registrant as Specified in its Charter)

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NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
March 25, 2004

TO OUR STOCKHOLDERS:

     NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of COHERENT, INC., a Delaware corporation, will be held on March 25, 2004 at 5:30 p.m., local time, at our principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, for the following purposes:

1.	To elect eight directors to serve for the ensuing year and until their successors are duly elected (Proposal One);

2.	To amend our 2001 Stock Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 3,500,000 shares, from 2,800,000 shares to 6,300,000 shares (Proposal Two):

3.

To amend our 2001 Stock Plan to provide for the grant of stock appreciation rights, performance shares, performance units and deferred stock units in addition to options to purchase shares of our Common Stock (Proposal Three);

4.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending October 2, 2004 (Proposal Four); and

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

     The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

     Stockholders of record at the close of business on February 6, 2004 are entitled to notice of and to vote at the meeting.

     All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder of record attending the meeting may vote in person even if he or she has returned a proxy. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Sincerely, /s/ John R. Ambroseo John R. Ambroseo President and Chief Executive Officer

     Santa Clara, California
     February 19, 2004

YOUR VOTE IS IMPORTANT

In order to assure your representation at the meeting, you are requested to complete, sign and date the enclosed proxy card as promptly as possible and return it in the enclosed envelope.

COHERENT, INC.
5100 PATRICK HENRY DRIVE
SANTA CLARA, CALIFORNIA 95054

_________________

PROXY STATEMENT

_________________

INFORMATION CONCERNING SOLICITATION AND VOTING

General

     The enclosed Proxy is solicited on behalf of the Board of Directors of COHERENT, INC. for use at the Annual Meeting of Stockholders to be held at our principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, on March 25, 2004 at 5:30 p.m., local time, and at any adjournment(s) thereof, for the purposes set forth herein and in the accompanying Notice of Annual Meeting of Stockholders. Our telephone number at the address above is (408) 764-4000. These proxy solicitation materials were mailed on or about February 20, 2004 to all stockholders entitled to vote at the meeting.

Record Date and Share Ownership

     Stockholders of record at the close of business on February 6, 2004 (the “Record Date”) are entitled to notice of and to vote at the meeting and at any adjournment(s) thereof. At the Record Date, 30,118,834 shares of our Common Stock, $0.01 par value, were issued and outstanding.

Revocability of Proxies

     Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before its use (i) by delivering to us at our principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel) a written notice of revocation or a duly executed proxy bearing a later date or (ii) by attending the meeting and voting in person. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder.

Attendance at the Annual Meeting

     All stockholders of record as of the Record Date may attend the Annual Meeting. Please note that cameras, recording devices and other electronic devices will not be permitted at the Annual Meeting. No items will be allowed into the Annual Meeting that might pose a concern for the safety of those attending.

Voting and Costs of Solicitation

     On all matters, other than the election of directors, each share has one vote. See “Election of Directors—Vote Required” for a description of your cumulative voting rights with respect to the election of directors.

     If you are a stockholder of record as of the Record Date, you may vote in person at the Annual Meeting, vote by proxy using the enclosed proxy card, vote by proxy over the telephone or vote by proxy on the Internet. Whether or not you plan to attend the Annual Meeting, we urge you to vote by proxy to ensure your vote is counted. As stated above, you may still attend the Annual Meeting and vote in person if you have already voted by proxy.

o	To vote in person: Come to the Annual Meeting and we will give you a ballot at the time of voting;

o

To vote using the proxy card: Simply complete, sign and date the enclosed proxy card and return it promptly in the envelope provided. If you return your signed proxy card to us before the Annual Meeting, we will vote your shares as you direct;

o

To vote over the telephone: Dial toll-free 1-800-690-6903 using a touch-tone phone and follow the recorded instructions. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on March 24, 2004 to be counted.

o

To vote on the Internet: go to www.proxyvote.com to complete an electronic proxy card. You will be asked to provide the control number from the enclosed proxy card. Your vote must be received by 11:59 P.M. Eastern Time on March 24, 2004 to be counted.

If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

o

“For” the election of all eight nominees for director, provided that in the event cumulative voting occurs, the proxy holders will cumulate votes using their judgment so as to have as many of the nominees set forth herein elected as director;

o	“For” approval of the amendment to our 2001 Stock Plan increasing the number of shares reserved for issuance thereunder by 3,500,000 shares of Common Stock, from 2,800,000 shares to 6,300,000 shares;

o

“For” approval to amend our 2001 Stock Plan to provide for the grant of stock appreciation rights, performance shares, performance units and deferred stock units in addition to options to purchase shares of the our Common Stock; and

o	“For” ratification the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending October 2, 2004.

     If any other matter is properly presented at the Annual Meeting, your proxy holders (one of the individuals named on your proxy card) will vote your shares in their discretion.

     The cost of this solicitation will be borne by us. We may reimburse brokerage firms and other persons representing beneficial owners of shares for their expenses in forwarding solicitation material to such beneficial owners. In addition, proxies may be solicited by certain of our directors, officers and regular employees, without additional compensation, personally or by telephone or facsimile.

Quorum; Abstentions; Broker Non-Votes

     Our Bylaws provide that stockholders holding a majority of the shares of Common Stock issued and outstanding and entitled to vote on the Record Date shall constitute a quorum at meetings of stockholders. Votes will be counted by the inspector of election appointed for the annual meeting, who will separately count “For” and (with respect to proposals other than the election of directors) “Against” votes, abstentions and broker non-votes. A “broker non-vote” occurs when a nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that proposal and has not received instructions with respect to that proposal from the beneficial owner. Abstentions will be counted towards the vote total for each proposal, and will have the same effect as “Against” votes. Because directors are elected by a plurality vote, abstentions in the election of directors have no impact once a quorum exists. Broker non-votes have no effect and will not be counted towards the vote total for any proposal, but will be counted for purposes of determining the presence or absence of a quorum for the transaction of business. In addition, the New York Stock Exchange (“NYSE”) issued new regulations prohibiting brokers or other nominees that are NYSE member organizations from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote in that manner. NASD member brokers are also prohibited from voting on such proposals without specific instructions from beneficial holders.

     If you hold shares in your name, and you sign and return a proxy card without giving specific voting instructions, your shares will be voted as recommended by our Board on all matters and as the proxy holders may determine in their discretion with respect to any other matters that properly come before the meeting. The new NYSE rule became effective on June 30, 2003, and accordingly, all shares that you hold through a broker or other nominee who is a NASD or NYSE member organization will only be voted on Proposal 2 and Proposal 3 if you have provided specific voting instructions to your broker or other nominee to vote your shares on that proposal.

Deadline for Receipt of Stockholder Proposals

     Proposals of stockholders that are intended to be presented by such stockholders at the 2005 Annual Meeting must be received by us no later than October 22, 2004 and must otherwise be in compliance with applicable laws and regulations in order to be considered for inclusion in the proxy statement and form of proxy relating to that meeting.

     The attached proxy card grants to the proxy holders discretionary authority to vote on any matter raised at the Annual Meeting of Stockholders. Any stockholder may present a matter from the floor for consideration at a meeting so long as certain procedures are followed. Under the federal securities laws, for such a matter to be deemed properly presented by a stockholder at our 2005 Annual Meeting, timely notice must be delivered to us at our principal executive offices to the attention of Scott H. Miller, our

Senior Vice President and General Counsel, not later than January 5, 2005. Any notice of such a stockholder proposal delivered to us after such date will be deemed untimely.

Delivery of Voting Materials to Stockholders Sharing an Address

     To reduce the expense of delivering duplicate voting materials to our stockholders who may have more than one Coherent stock account, we are delivering only one set of the proxy solicitation materials to certain stockholders who share an address, unless otherwise requested. A separate proxy card is included in the voting materials for each of these stockholders. We will promptly deliver, upon written or oral request, a separate copy of the annual report or this proxy statement to a stockholder at a shared address to which a single copy of the documents was delivered. To obtain an additional copy, you may write us at 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations.

Further Information

     We will provide without charge to each stockholder solicited by these proxy solicitation materials a copy of Coherent’s Annual Report on Form 10-K for the fiscal year ended September 27, 2003 and the amendment thereto on Form 10-K/A upon request of the stockholder made in writing to Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054, Attn: Investor Relations. You can also access our Securities and Exchange Commission (“SEC”) filings, including our Annual Report on Form 10-K and an amendment thereto filed on Form 10-K/A, on the SEC website at www.sec.gov.

Section 16(a) Beneficial Ownership Reporting Compliance

     Section 16(a) of the Securities Exchange Act of 1934 (the “Exchange Act”) requires our officers and directors, and persons who own more than ten percent of a registered class of our equity securities to file reports of ownership and changes in ownership with the SEC and the National Association of Securities Dealers.  Such officers, directors and ten-percent stockholders are also required by SEC rules to furnish us with copies of all forms that they file pursuant to Section 16(a).  Based solely on its review of the copies of such forms received by us, and on written representations from certain reporting persons that no other reports were required for such persons, we believe that, during fiscal 2003, our officers, directors and ten percent stockholders complied with all applicable Section 16(a) filing requirements.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

     The following table sets forth as of February 6, 2004 certain information with respect to the beneficial ownership of the our Common Stock by (i) any person (including any “group” as that term is used in Section 13(d)(3) of the Exchange Act, known by us to be the beneficial owner of more than 5% of our voting securities, (ii) each director and each nominee for director of the Company, (iii) each of the executive officers named in the Summary Compensation Table appearing herein, and (iv) all executive officers and directors of the Company as a group. We do not know of any arrangements, including any pledge by any person of securities of the Company, the operation of which may at a subsequent date result in a change of control of the Company. Unless otherwise indicated, the address of each stockholder in the table below is c/o Coherent, Inc., 5100 Patrick Henry Drive, Santa Clara, California 95054.

Name and Address	Number of Shares (1)	Percent of Total

Franklin Resources, Inc. (2)	3,280,774	10.9%
777 Mariners Blvd
San Mateo, CA 94404
PRIMECAP Management Company (3)	2,428,950	8.1%
225 S. Lake Ave, #400
Pasadena, CA 91101
Dimensional Fund Advisors, Inc. (4)	1,507,978	5.0%
1299 Ocean Ave. 11th Floor
Santa Monica, CA 90401
Bernard, J. Couillaud, PhD (5)	347,255	1.2%
John Ambroseo, PhD (6)	299,571	1.0%
Helene Simonet (7)	63,226	*
Vittorio Fossati-Bellani, PhD (8)	120,735	*
Robert J. Quillinan (9)	147,616	*
Charles W. Cantoni (10)	24,500	*
Frank Carrubba, PhD (11)	39,500	*
Henry E. Gauthier (12)	77,830	*
John H. Hart (13)	24,500	*
Jerry Robertson, PhD (14)	51,000	*
Kevin McCarthy (15)	36,805	*
Lawrence Tomlinson (16)	10,000	*
All directors and executive officers as a group (13 persons) (17)	1,391,825	4.4%

__________

*	Represents less than 1%.

(1)

Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission (the “SEC”) and generally includes voting or investment power with respect to the securities. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, each share of Coherent Common Stock subject to options held by that person that are currently exercisable or will be exercisable on or before April 6, 2004, are deemed outstanding. Such shares, however, are not deemed outstanding for the purpose of computing the percentage ownership of any other person.

(2)	Based on information available to Company as of February 6, 2004.

(3)	Based on a Schedule 13G/A as filed with the SEC by PRIMECAP Management Company on October 9, 2003.

(4)	Based on information available to Company as of February 6, 2004.

(5)	Includes 320,000 shares issuable upon exercise of options held by Dr. Couillaud which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(6)	Includes 259,000 shares issuable upon exercise of options held by Dr. Ambroseo which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(7)	Includes 60,000 shares issuable upon exercise of options held by Ms. Simonet which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(8)	Includes 116,000 shares issuable upon exercise of options held by Dr. Vittorio Fossati-Bellani which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(9)	Includes 116,000 shares issuable upon exercise of options held by Mr. Quillinan which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(10)	Includes 19,500 shares issuable upon exercise of options held by Mr. Cantoni which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(11)	Includes 19,500 shares issuable upon exercise of options held by Dr. Carrubba which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(12)	Includes 19,500 shares issuable upon exercise of options held by Mr. Gauthier which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(13)	Includes 24,500 shares issuable upon exercise of options held by Mr. Hart which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(14)	Includes 19,500 shares issuable upon exercise of options held by Dr. Robertson which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(15)	Includes 35,000 shares issuable upon exercise of options held by Mr. McCarthy which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

(16)	Includes 10,000 shares issuable upon exercise of options held by Mr. Tomlinson which are currently exercisable or will be exercisable within 60 days of February 6, 2004.

(17)	Includes an aggregate of 1,103,500 options which are currently exercisable or will become exercisable within 60 days of February 6, 2004.

PROPOSAL ONE
ELECTION OF DIRECTORS

Nominees

     Eight (8) members of our board of directors are to be elected at the Annual Meeting of Stockholders. Unless otherwise instructed, the proxy holders will vote the proxies received by them for the nominees named below. Each nominee has consented to be named a nominee in the proxy statement and to continue to serve as a director if elected. If any nominee becomes unable or declines to serve as a director, if additional persons are nominated at the meeting or if stockholders are entitled to cumulate votes, the proxy holders intend to vote all proxies received by them in such a manner (in accordance with cumulative voting) as will assure the election of as many of the nominees listed below as possible, and the specific nominees to be voted for will be determined by the proxy holders.

     We are not aware of any reason that any nominee will be unable or will decline to serve as a director. The term of office of each person elected as a director will continue until the next Annual Meeting of Stockholders or until a successor has been elected and qualified or until his earlier resignation or removal. There are no arrangements or understandings between any director or executive officer and any other person pursuant to which he is or was to be selected as a director or officer.

     The names of the nominees, all of whom are currently directors, and certain information about them as of the Record Date, are set forth below.

Name	Age	Director Since	Principal Occupation

Bernard J. Couillaud, PhD	59	1996	Chairman of the Board of Directors, Retired President and Chief Executive Officer
Henry E. Gauthier (1) (3) (4)	63	1983	Vice Chairman of the Board of Directors
John R. Ambroseo, PhD	42	2002	President and Chief Executive Officer
Charles W. Cantoni (3) (4)	68	1983	President, Alara, Inc.
John H. Hart (2) (4)	56	2000	Retired Sr. Vice President and Chief Technical Officer, 3Com Corporation

Name	Age	Director Since	Principal Occupation

Robert J. Quillinan	56	2001	Retired Executive Vice President, Mergers & Acquisitions
Lawrence Tomlinson (3)	63	2003	Retired Senior Vice President and Treasurer of Hewlett-Packard
Frank P. Carrubba (3) (4)	66	1989	Retired Chief Technical Officer, Phillips Electronics N.V.

__________

(1)	Interim Member of the Compensation Committee.

(2)	Member of the Compensation Committee.

(3)	Member of the Audit Committee.

(4)	Member of the Governance and Nominating Committee.

     Except as set forth below, each of the nominees has been engaged in his principal occupation set forth above during the past five years. There is no family relationship between any of our directors or executive officers. The Board of Directors has determined that directors Gauthier, Cantoni, Hart, Tomlinson and Carrubba are independent directors under the marketplace rules of the Nasdaq Stock Market.

     Dr. Couillaud has served as Chairman of the Board of Directors since October 2002.  He served as Coherent Inc.’s President and Chief Executive Officer, and as a member of the Board of Directors from July 1996 through September 2002.  He served as Vice President and General Manager of Coherent Laser Group from March 1992 to July 1996.  From July 1990 to March 30, 1992, he served as Manager of the Advanced Systems Business Unit, and from September 1987 to 1990, he served as Director of Research and Development for the Coherent Laser Group.  From November 1983, when he joined Coherent, to September 1987, Dr. Couillaud held various managerial positions.  Dr. Couillaud received his PhD in Chemistry from Bordeaux University, Bordeaux, France.

     Mr. Gauthier has served as Vice Chairman of the Board of Directors since October 2002.  He served as Chairman of the Board of Directors from February 1997 to October 2002.  Mr. Gauthier retired as our President and Chief Executive Officer on July 1, 1996.

     Dr. Ambroseo has served as our President and Chief Executive Officer as well as a member of the Board of Directors since October 2002.  Dr. Ambroseo served as our Chief Operating Officer from June 2001 through September 2002. Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Photonics Group from September 2000 to June 2001. From September 1997 to September 2000, Dr. Ambroseo served as our Executive Vice President and as President and General Manager of the Coherent Laser Group. From March 1997 to September 1997, Dr. Ambroseo served as our Scientific Business Unit Manager. From August 1988, when Dr. Ambroseo joined us, until March 1997, he served as a Sales Engineer, Product Marketing Manager, National Sales Manager and Director of European Operations. Dr. Ambroseo received his PhD in Chemistry from the University of Pennsylvania.

     Mr. Cantoni has been President and Chief Executive Officer of Alara, Inc., a company manufacturing products for the medical imaging market, since August 2003.  From June 1998 until July 2003 he was the owner of Cantoni Consulting, a company providing management and medical marketing consulting services. Prior to founding Cantoni Consulting, Mr. Cantoni was Vice President, Quinton Instruments, Inc., a manufacturer of medical instrumentation products, a position he held from October 1994 until June 1998.

     Mr. Hart retired from 3Com Corporation in September 2000.  From September 2000 until September 2001 he was a Fellow at 3Com.  Mr. Hart serves on the Board of Directors of PLX Technologies, Inc.

     Mr. Quillinan retired in May 2003.  He has served as our Executive Vice President, Mergers and Acquisitions from April 2002 through April 2003 and as a member of our Board of Directors since June 2001.  Mr. Quillinan served as our Executive Vice President and Chief Financial Officer from July 1984 through March 2002. Mr. Quillinan served as Vice President and Treasurer from March 1982 to July 1984 and as Corporate Controller from May 1980 to March 1982. Mr. Quillinan received his MS degree in Accounting from Clarkson University and is a certified public accountant.

     Mr. Tomlinson retired from Hewlett-Packard Co. in June 2003.  Prior to retiring from Hewlett-Packard Co., from 1993 to June 2003 Mr. Tomlinson served as its Treasurer, from 1996 to 2002 he was also a Vice President of Hewlett- Packard Co. and from 2002 to June 2003 was also a Senior Vice President of Hewlett-Packard Co.  Mr. Tomlinson is a member of the Board of Directors of Salesforce.com.

     Dr. Carrubba retired from Phillips Electronics, N.V. in 1997.  Mr. Carrubba serves as a member of the Board of Directors of Exar Corporation.

Board Meetings and Committees

     The Board of Directors held a total of seven meetings during the fiscal year ended September 27, 2003. No director serving during such fiscal year attended fewer than 75% of the aggregate of all meetings of the Board of Directors and the committees of the Board upon which such director served. The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Governance and Nominating Committee.

     The Audit Committee of the Board of Directors consists of directors Cantoni, Gauthier, Tomlinson and Carrubba. The Audit Committee held 17 meetings during the last fiscal year. Among other things, the Audit Committee has the sole authority for appointing and supervising our independent public accountants and is primarily responsible for approving the services performed by our independent public accountants and for reviewing and evaluating our accounting principles and its system of internal accounting controls. All of the members of the Audit Committee are “independent” as defined under rules promulgated by the SEC and qualify as independent directors under the marketplace rules of the Nasdaq Stock Market. The Board has determined that directors Tomlinson, Gauthier and Cantoni are “audit committee financial experts” as that term is defined in Item 401(h) of Regulation S-K of the Securities Act of 1933, as amended. A copy of the Audit Committee’s charter was included as an appendix to last year’s proxy statement.

     The Compensation Committee of the Board of Directors consists of directors Hart and Gauthier (interim member) and held five meetings during the last fiscal year. The Compensation Committee reviews and approves our executive compensation policy and grants stock options to our employees, including officers pursuant to our stock option plans. All of the members of the Compensation Committee are “independent” as defined under the marketplace rules of the Nasdaq Stock Market.

     The Governance and Nominating Committee consists of directors Carrubba, Hart, Cantoni and Gauthier. The Governance and Nominating Committee held four meetings during the last fiscal year. The Governance and Nominating Committee reviews and approves nominees for positions as directors. All of the members of the Governance and Nominating Committee are “independent” as defined under the marketplace rules of the Nasdaq Stock Market. The Governance and Nominating Committee charter is available on our website at www.coherent.com.

     The Governance and Nominating Committee will consider nominees recommended by stockholders. A stockholder that desires to recommend a candidate for election to the Board of Directors shall direct the recommendation in writing to us at our principal offices (Attention: Scott H. Miller, Senior Vice President and General Counsel), and must include the candidate’s name, home and business contact information, detailed biographical data and qualifications, information regarding any relationships between the candidate and us within the last three years, evidence of the nominating person’s ownership of our Common Stock, a written indication by the candidate of her or his willingness to serve if elected, and a written statement in support of the candidate including comments as to the candidate’s character, judgment, age, business experience and other commitments. For a stockholder recommendation to be considered by the Governance and Nominating Committee as a potential candidate at an annual meeting, nominations must be received on or before the deadline for receipt of stockholder proposals. In the event a stockholder decides to nominate a candidate for director and solicits proxies for such candidate, the stockholder will need to follow the rules set forth by the SEC. See “Information Concerning Solicitation and Voting—Deadline for Receipt of Stockholder Proposals.”

     The Governance and Nominating Committee’s criteria and process for evaluating and identifying the candidates that it approves as director nominees, are as follows:

o	the Governance and Nominating Committee regularly reviews the current composition and size of the Board of Directors.

o

the Committee shall review the qualifications of any candidates who have been properly recommended by a stockholder, as well as those candidates who have been identified by management, individual members of the Board of Directors or, if the Governance and Nominating Committee determines, a search firm. Such review may, in the Governance and Nominating Committee’s discretion, include a review solely of information provided to the Governance and Nominating Committee or may also include discussions with persons familiar with the candidate, an interview with the candidate or other actions that the Governance and Nominating Committee deems proper.

o

the Governance and Nominating Committee shall evaluate the performance of the Board as a whole and evaluate the performance and qualifications of individual members of the Board of Directors eligible for re-election at the annual meeting of stockholders.

o

the Governance and Nominating Committee shall consider the suitability of each candidate, including the current members of the Board of Directors, in light of the current size and composition of the Board of Directors. Except as may be required by rules promulgated by Nasdaq or the SEC, it is the current belief of the Governance and Nominating

Committee that there are no specific, minimum qualifications that must be met by any candidate for the Board of Directors, nor are there specific qualities or skills that are necessary for one or more of the members of the Board of Directors to possess. In evaluating the qualifications of the candidates, the Committee considers many factors, including, issues of character, judgment, independence, age, expertise, diversity of experience, length of service, other commitments and the like. The Governance and Nominating Committee evaluates such factors, among others, and does not assign any particular weighting or priority to any of these factors. The Governance and Nominating Committee considers each individual candidate in the context of the current perceived needs of the Board of Directors as a whole. While the Governance and Nominating Committee has not established specific minimum qualifications for director candidates, the Governance and Nominating Committee believes that candidates and nominees must reflect a Board of Directors that is comprised of directors who (i) are predominantly independent, (ii) are of high integrity, (iii) have qualifications that will increase the overall effectiveness of the Board of Directors and (iv) meet other requirements as may be required by applicable rules, such as financial literacy or financial expertise with respect to audit committee members.

o

in evaluating and identifying candidates, the Governance and Nominating Committee has the authority to retain and terminate any third party search firm that is used to identify director candidates, and has the authority to approve the fees and retention terms of any search firm.

o

after such review and consideration, the Governance and Nominating Committee approves the slate of director nominees, either at a meeting of the Governance and Nominating Committee at which a quorum is present or by unanimous written consent of the Governance and Nominating Committee.

     The Governance and Nominating Committee will endeavor to notify, or cause to be notified, all director candidates, including those recommended by a stockholder, of its decision as to whether to nominate such individual for election to the Board of Directors. Mr. Tomlinson’s appointment to the Board of Directors was recommended by the Governance and Nominating Committee.

Stockholder Communication with the Board of Directors

     We believe that management speaks for Coherent. Any stockholder may contact any of our directors by writing to them by mail c/o Scott H. Miller, Senior Vice President and General Counsel at our principal executive offices, the address of which appears on the cover of this proxy statement.

     Any stockholder may report to us any complaints regarding accounting, internal accounting controls, or auditing matters. Any stockholder who wishes to so contact us should send such complaints to the Audit Committee c/o Scott H. Miller, Senior Vice President and General Counsel at our principal executive offices, the address of which appears on the cover of this proxy statement.

     Any stockholder communications that the Board of Directors is to receive will first go to our Senior Vice President and General Counsel, who will log the date of receipt of the communication as well as the identity and contact information of the correspondent in our stockholder communications log.

     Our Senior Vice President and General Counsel will review, summarize and, if appropriate, investigate the complaint and draft a response to the communication in a timely manner. A member of the Audit Committee, or the Audit Committee as a whole, will then review the summary of the communication, the results of the investigation, if any, and the draft response. The summary and response will be in the form of a memo, which will become part of the stockholder communications log that the general counsel maintains with respect to all stockholder communications.

     We encourage each of our directors to attend the annual meeting of stockholders. The number of directors who attended last year’s annual meeting of stockholders was nine.

Compensation Committee Interlocks and Insider Participation

     Only directors Hart, Gauthier and Jerry E. Robertson served on our Compensation Committee during our last fiscal year. None of the members of the Compensation Committee has been or is an officer or employee of Coherent. None of our executive officers serves on the board of directors or compensation committee of a company that has an executive officer that serves on our Board of Directors or Compensation Committee. No member of our Board of Directors is an executive officer of a company in which one of our executive officers serves as a member of the board of directors or compensation committee of that company.

Vote Required

     Every stockholder voting for the election of directors may cumulate such stockholder’s votes and give one candidate a number of votes equal to the number of directors to be elected multiplied by the number of votes to which the stockholder’s shares are entitled. Alternatively, a stockholder may distribute his or her votes on the same principle among as many candidates as the stockholder thinks fit, provided that votes cannot be cast for more than eight candidates. However, no stockholder shall be entitled to cumulate votes for a candidate unless (i) such candidate’s name has been properly placed in nomination for election at the Annual Meeting prior to the voting and (ii) the stockholder, or any other stockholder, has given notice at the meeting prior to the voting of the intention to cumulate the stockholder’s votes. If cumulative voting occurs at the meeting and you do not specify how to distribute your votes, your proxy holders (the individuals named on your proxy card) will cumulate votes using their judgment.

     If a quorum is present, the eight nominees receiving the highest number of votes will be elected to the Board of Directors. See “Information Concerning Solicitation and Voting—Quorum; Abstentions; Broker Non-Votes.”

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE EIGHT NOMINEES HEREIN

_________________

PROPOSAL TWO
APPROVAL OF THE FIRST AMENDMENT TO THE 2001 STOCK PLAN

     We are proposing to make two separate amendments to the Company’s 2001 Stock Plan. The first amendment involves making certain changes to the 2001 Stock Plan to increase the number of shares available thereunder by 3,500,000 shares of Common Stock, from 2,800,000 shares to 6,300,000 shares. This amendment will be discussed under this Proposal Two to this Proxy Statement (“Proposal Two”). The second amendment involves certain proposed changes to the 2001 Stock Plan that would provide for the grant of stock appreciation rights, performance shares, performance units and deferred stock units in addition to options to purchase shares of our Common Stock. This second amendment will be discussed in detail in Proposal Three to this Proxy Statement (“Proposal Three”). Proposal Two and Proposal Three shall be voted upon by our stockholders separately. The vote on each of these proposals shall be independent from one another.

     The 2001 Stock Plan is structured to allow the Board of Directors broad discretion in creating equity incentives in order to assist the Company in attracting, retaining and motivating the best available personnel for the successful conduct of the Company's business. The Company believes that linking employee compensation to corporate performance motivates employees to improve stockholder value. The Company has, therefore, consistently included equity incentives as a significant component of compensation for its employees. This practice has enabled the Company to attract and retain the talent that it continues to require. In order to attract the service of valuable employees as the Company continues to grow, it will be necessary to continue to offer these equity incentives. The Board believes that the number of shares currently reserved under the 2001 Stock Plan will be inadequate to satisfy the other equity needs of the Company, and that the proposed increase in the number of shares of Common Stock reserved under the 2001 Stock Plan would be in the best interests of the Company and its stockholders.

     A complete copy of the amended 2001 Stock Plan is attached to this proxy statement. The material features of the 2001 Stock Plan, as proposed to be amended by Proposal Two and Proposal Three, is outlined in Proposal Three below.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 2001 Stock Plan under this Proposal Two.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE FIRST AMENDMENT OF THE COMPANY’S 2001 STOCK PLAN AS SET FORTH IN THIS PROPOSAL TWO

_________________

PROPOSAL THREE
APPROVAL OF THE SECOND AMENDMENT TO THE 2001 STOCK PLAN

General

     We are proposing to amend our 2001 Stock Plan (the “Stock Plan”) to provide for the grant of stock appreciation rights, performance shares, performance units and deferred stock units in addition to options to purchase shares of our Common Stock. Undefined capitalized terms herein shall have the same meaning as defined in the Stock Plan.

     The Board of Directors believes that the proposed amendment under this Proposal Three is necessary to allow us to continue to attract and retain the best available people to serve as our employees, directors and consultants.

     The Stock Plan provides for the grant of options to purchase shares of our Common Stock, stock appreciation rights (“SAR”), performance shares (“Performance Shares”), performance units (“Performance Units”) and deferred stock units (“Deferred Stock Units”) to employees (including officers) and consultants of Coherent (collectively, “Service Providers”). As of February 6, 2004, there were approximately 482 employees (including officers) eligible to participate in the Stock Plan. Without regard to the amendment to the Stock Plan proposed above in Proposal Two, the maximum aggregate number of shares of our Common Stock that may be issued under the Stock Plan is 2,800,000 shares and as of February 6, 2004, 2,788,700 shares of our Common Stock remained available for future issuance under the Stock Plan, including pursuant to the exercise of outstanding options to purchase 1,296,825 shares. Options granted under the Stock Plan may either be “incentive stock options” as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or nonstatutory stock options, as determined by the Board of Directors or a committee designated by the Board.

Comparison of Material Differences Between the Provisions of the Stock Plan

     A comparison of the material differences between the Stock Plan as currently in effect and as proposed to be amended by this Proposal Three, are set forth in the table below.

Feature	Current	Proposed

Types of available awards	Stock options only.	Stock options, restricted stock, stock appreciation rights, performance units, performance shares and deferred stock units

Limit on the issuance of awards with exercise and purchase prices below 100% of fair market value of the Company’s Common Stock on grant date	No.	Yes. No more than 30% of the shares issuable under the Stock Plan may be issued with an exercise or purchase price that is less than 100% of the fair market value on the date of grant.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE SECOND AMENDMENT OF THE COMPANY’S 2001 STOCK OPTION PLAN AS SET FORTH IN THIS PROPOSAL THREE

Summary of the Stock Plan

     A general description of the principal terms of the Stock Plan as proposed is set forth below. This description is qualified in its entirety by the terms of the Stock Plan, a copy of which is attached to this proxy statement.

     Administration. The Stock Plan is administered by the Board of Directors (“Board”) or a committee designated by the Board (“Committee” and together with the Board, the “Administrator”).

     Eligibility. The Stock Plan provides that nonstatutory stock options, restricted stock, performance shares, performance units, stock appreciation rights and deferred stock units may be granted to our employees (including officers) and consultants and our majority-owned subsidiaries. Incentive stock options may be granted only to employees. The Board or the Committee shall determine which eligible persons shall be granted awards.

     Prohibition on Repricings and Option or SAR Exchanges. The exercise price for the shares to be issued pursuant to an option or SAR that has already been granted may not be changed without the consent of our stockholders. This prohibition includes, without limitation, a repricing of the option or SAR as well as an option or SAR exchange program whereby the holder of such award agrees to cancel their existing option or SAR in exchange for an option, SAR or other award to be granted in the future with an exercise price equal to the fair market value of the shares subject to such award on the date of grant.

     Grant Limitation. The Stock Plan provides that no employee or consultant shall be granted, in any fiscal year, options or stock appreciation rights to purchase more than 250,000 shares of Common Stock. An employee may also be granted options or stock appreciation rights in connection with his or her initial employment to purchase up to 250,000 shares, which shall not to be counted against the annual limit of the preceding sentence.

     Option Exercise Price. The exercise price of options granted under the Stock Plan is determined by the Board or the Committee and must not be less than 100% of the fair market value of our Common Stock at the time of grant. Incentive stock options granted to stockholders owning more than 10% of our voting stock, if any, are subject to the additional restriction that the exercise price per share of each option must be at least 110% of the fair market value at the time of grant.

     Exercise of Option. Options become exercisable at such times as are determined by the Board or the Committee and are set forth in the individual option agreements. Generally, options granted to newly hired employees vest as to 25% per year over a four (4) year period. Subsequent options, which are granted to existing employees, generally vest as to 100% of the shares on the third or fourth anniversary date of the date of grant. An option is exercised by giving written notice to us specifying the number of full shares of Common Stock to be purchased and tendering payment of the purchase price. The method of payment of the exercise price for the shares purchased upon exercise of an option shall be determined by the Board or the Committee.

     Exercise Price and Other Terms of Stock Appreciation Rights. The Administrator, subject to the provisions of the Stock Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Stock Plan.

     Payment of Stock Appreciation Right Amount. Upon exercise of a SAR, the holder of the SAR shall be entitled to receive payment from us in an amount determined by multiplying (X) the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times (Y) the number of Shares with respect to which the SAR is exercised.

     Payment upon Exercise of Stock Appreciation Right. At the discretion of the Administrator, payment to the holder of a SAR may be in cash, shares of our Common Stock or a combination thereof. In the event that payment to the holder of a SAR is settled in cash, the shares available for issuance under the Stock Plan shall not be diminished as a result of the settlement.

     Stock Appreciation Right Agreement. Each SAR grant shall be evidenced by an agreement (an “Award Agreement”) that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

     Expiration of Options and SARs. Options and SARs granted under the Stock Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant. No option or SAR may be exercised by any person after its expiration.

     Buyout of Options and SARs. The Administrator may at any time offer to buy out for a payment in cash or shares of our Common Stock an option or a SAR previously granted based on such terms and conditions as the Administrator shall establish and communicate to the holder of the option or SAR at the time that such offer is made.

     Grant of Restricted Stock. Subject to the terms and conditions of the Stock Plan, Restricted Stock may be granted to our employees (including officers) or consultants, at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of shares subject to a Restricted Stock award granted to any participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. Restricted Stock shall be granted in the form of units/rights to acquire shares of our Common Stock. Each such unit/right shall be the equivalent of one share of Common Stock for purposes of determining the number of shares subject to an award. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire shares.

     Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

     Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of shares of our Common Stock subject to a Performance Share award granted to any Service Provider, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units/rights to acquire shares of our Common Stock. Each such unit/right shall be the equivalent of one share of Common Stock for purposes of determining the number of shares subject to a Performance Share award.

     Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

     Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the fair market value of the underlying shares of our Common Stock, determined as of the vesting date. The shares available for issuance under the Stock Plan shall not be diminished as a result of the settlement of a Performance Unit.

     Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

     Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

     Non-Transferability of Awards. Unless determined otherwise by the Administrator, an award granted under the Stock Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the Stock Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

     Leaves of Absence. Unless the Administrator provides otherwise or as otherwise required by applicable laws, vesting of awards granted under the Stock Plan shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

     Adjustments upon Change in Capitalization. The number of shares covered by each outstanding award granted under the Stock Plan, and the exercise price thereof (if any), shall be proportionately adjusted for any increase or decrease in the number of issued shares resulting from a change in our capitalization effected without receipt of consideration, such as a stock split, reverse stock split, stock dividend, recapitalization or other change in our capital structure.

     Transfer of Control. In the event that we are acquired in any merger, consolidation, acquisition of assets or like occurrence, each outstanding award granted under the Stock Plan shall be assumed or an equivalent right substituted by a successor corporation. If such awards granted under the Stock Plan are not assumed, they become fully vested prior to the closing of such merger or consolidation.

     Amendment or Termination of the Stock Plan. The Administrator may amend, alter, suspend or terminate the Stock Plan or any part thereof from time to time, with respect to any shares at such time not subject to options; provided, however, that no such action may impair the rights of any participant without their written consent. In any event, the Plan shall terminate ten (10) years from its original approval by the Board.

Awards to be Granted to Certain Individuals and Groups

     The number of Awards that an employee or consultant may receive under the Stock Plan is in the discretion of the Administrator and therefore cannot be determined in advance. The following table sets forth (a) the aggregate number of shares subject to options granted under the Stock Plan during the last fiscal year and (b) the average per share exercise price of such options.

Name	Number of Options Granted (#)	Average Per Share Exercise Price ($)
John Ambroseo, PhD	150,000	19.77
Helene Simonet	75,000	19.77
Bernard J. Couillaud, PhD	--	--
Vittorio Fossati-Bellani, PhD	40,000	19.77
Kevin McCarthy	25,000	19.77
All executive officers, as a group	345,000	19.77
All employees who are not executive officers, as a group	701,450	19.85

Equity Compensation Plan Information

     The following table provides information as of September 27, 2003 about our equity compensation plans under which shares of our common stock may be issued to employees, consultants or members of our Board of Directors:

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))

Equity compensation plans approved by	5,167,317	$ 30.75	2,569,181
security holders
Equity compensation plans not approved by
security holders	0	0	0
Total	5,167,317	$ 30.75	2,569,181

Federal Income Tax Information

     The following paragraphs are a summary of the general federal income tax consequences to U.S. taxpayers and us of Awards granted under the Plan. Tax consequences for any particular individual may be different.

     Nonqualified Stock Options. No taxable income is reportable when a nonqualified stock option is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the excess of the fair market value (on the exercise date) of the shares of our Common Stock purchased over the exercise price of the option. Any additional gain or loss recognized upon any later disposition of the shares of our Common Stock would be capital gain or loss.

     Incentive Stock Options. No taxable income is reportable when an incentive stock option is granted or exercised (except for purposes of the alternative minimum tax). If the participant exercises the option and then later sells or otherwise disposes of the shares of our Common Stock more than two years after the grant date and more than one year after the exercise date, the difference between the sale price and the exercise price will be taxed as capital gain or loss. If the participant exercises the option and then later sells or otherwise disposes of the shares of our Common Stock before the end of the two- or one-year holding periods described above, he or she generally will have ordinary income at the time of the sale equal to the fair market value of the shares of our Common Stock on the exercise date (or the sale price, if less) minus the exercise price of the option.

     Stock Appreciation Rights. No taxable income is reportable when a stock appreciation right is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the amount of cash received and the fair market value of any shares of our Common Stock received. Any additional gain or loss recognized upon any later disposition of the shares of our Common Stock would be capital gain or loss.

     Restricted Stock, Performance Units and Performance Shares. A participant will not have taxable income upon grant (unless, with respect to Restricted Stock, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested Common Stock.

     Tax Effect for Us. We generally will be entitled to a tax deduction in connection with an award under the Stock Plan in an amount equal to the ordinary income realized by a participant and at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our Chief Executive Officer and to each of our four most highly compensated executive officers. Under Section 162(m) of the Internal Revenue Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to options and SARs. These conditions include stockholder approval of the Stock Plan and setting limits on the number of options or stock appreciation rights with an exercise price not less than 100% of the fair market value on the date of grant that any individual may receive. The Stock Plan has been designed to permit the Administrator to grant options or stock appreciation rights with an exercise price not less than 100% of the fair market value on the date of grant that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such options and stock appreciation rights.

     THE FOREGOING IS ONLY A SUMMARY OF THE EFFECT OF FEDERAL INCOME TAXATION UPON THE OPTIONEE AND US WITH RESPECT TO AWARDS UNDER THE STOCK PLAN AND DOES NOT PURPORT TO BE COMPLETE, AND REFERENCE SHOULD BE MADE TO THE APPLICABLE PROVISIONS OF THE INTERNAL REVENUE CODE. IN ADDITION, THIS SUMMARY DOES NOT DISCUSS THE TAX CONSEQUENCES OF AN OPTIONEE’S DEATH OR THE PROVISIONS OF THE INCOME TAX LAWS OF ANY MUNICIPALITY, STATE OR FOREIGN COUNTRY IN WHICH THE EMPLOYEE OR CONSULTANT MAY RESIDE.

Required Vote

     If a quorum is present, the affirmative vote of a majority of the Votes Cast will be required to approve the amendment to the 2001 Stock Option Plan under this Proposal Three.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE
SECOND AMENDMENT OF OUR 2001 STOCK OPTION PLAN AS SET FORTH IN THIS PROPOSAL THREE

_________________

PROPOSAL FOUR
RATIFICATION OF APPOINTMENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     The Audit Committee of the Board of Directors has selected Deloitte & Touche LLP, independent public accountants, to audit our financial statements for the fiscal year ending October 2, 2004, and recommends that stockholders vote for ratification of such appointment.   Deloitte & Touche LLP has audited our financial statements since the fiscal year ended September 25, 1976.  Representatives of Deloitte & Touche LLP are expected to be present at the meeting and will be afforded the opportunity to make a statement if they desire to do so.  The representatives of Deloitte & Touche LLP are also expected to be available to respond to appropriate questions.

Audit and Non-Audit Fees

     The following table sets forth fees for services Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu, and their respective affiliates (collectively, “Deloitte”) provided during fiscal years 2003 and 2002:

	2003	2002

Audit fees (1)	$1,012,000	$ 843,893
Audit-related fees (2)	$ 152,000	$ 74,308
Tax fees (3)	$ 479,000	$ 247,499
All other fees (4)	$ 67,000	$ 92,547
Total	$1,710,000	$1,258,247

__________

(1)

Represents fees for professional services provided in connection with the audit of our annual financial statements and review of our quarterly financial statements, advice on accounting matters that arose during the audit and audit services provided in connection with other statutory or regulatory filings.

(2)	Represents fees for assurance services related to the audit of our financial statements and for services in connection with audits of our benefit plans.

(3)

Represents fees for services provided in connection with our expatriate tax program, domestic and international tax planning, tax due diligence associated with our acquisition activities and international tax compliance.

(4)

Represents fees for services provided to us not otherwise included in the categories above, including services provided in connection with our expatriate relocation programs, and other miscellaneous items.

     The Audit Committee has determined that the provision of non-audit services by Deloitte is compatible with maintaining Deloitte’s independence. In accordance with its charter, the Audit Committee approves in advance all audit and non-audit services to be provided by Deloitte. In other cases, the Chairman of the Audit Committee has the delegated authority from the Committee to pre-approve certain additional services, and such pre-approvals are communicated to the full Committee at its next meeting. During fiscal year 2003, 100% of the services were pre-approved by the Audit Committee in accordance with this policy.

     Stockholder ratification of the selection of Deloitte as our independent public accountants is not required by our Bylaws or other applicable legal requirement.  However, the Audit Committee is submitting the selection of Deloitte to the stockholders for ratification as a matter of good corporate practice.  If the stockholders fail to ratify the selection, the Audit Committee will reconsider whether or not to retain that firm.  Even if the selection is ratified, the Audit Committee at its discretion may direct the appointment of a different independent accounting firm at any time during the year if it determines that such a change would be in our best interests and the best interests of our stockholders.

Vote Required

     The affirmative vote of a majority of the Votes Cast will be required to ratify the selection of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending October 2, 2004.

THE AUDIT COMMITTEE UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE RATIFICATION OF THE APPOINTMENT OF DELOITTE & TOUCHE LLP AS OUR INDEPENDENT AUDITORS FOR THE FISCAL YEAR ENDING OCTOBER 2, 2004

_________________

REPORT OF THE COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

     Notwithstanding anything to the contrary set forth in any of our previous filings under the Securities Act of 1933, as amended, or the Exchange Act that might incorporate future filings, including this Proxy Statement, in whole or in part, the following reports and the Performance Graph included herein shall not be incorporated by reference into any such filings.

Introduction

     The Compensation Committee of the Board of Directors has overall responsibility for approving and evaluating our general compensation policies, as well as the compensation plans and specific compensation levels for executive officers. The Committee strives to ensure that our executive compensation programs will enable us to attract and retain key people and motivate them to achieve or exceed certain of our key objectives by making individual compensation directly dependent on our achievement of certain short and long-term business goals, such as profitability and asset management and by providing rewards for exceeding those goals.

Compensation Programs

     Base Salary. The Committee establishes base salaries for executive officers, normally within ten percent of the average paid for comparable positions at other similarly sized companies as set forth in national and local compensation surveys. Base pay increases vary according to individual contributions to our success and comparisons to similar positions within the company and at other comparable companies.

     Variable Compensation Plan. Each executive officer participates in the Variable Compensation Plan which provides for the payment of a quarterly amount determined by a formula based on pre-tax profits and asset management over pre-set threshold levels.

     Stock Options. The Committee believes that stock options provide additional incentive to officers to work towards maximizing stockholder value. These options are provided through initial grants at or near the date of hire and through subsequent periodic grants. Options granted by us to our executive officers and other employees have exercise prices equal to the fair market value at the time of grant. Options vest and become exercisable at such time as determined by the Board. The initial option grant is designed to be competitive with those of comparable companies for the level of the job that the executive holds and is designed to motivate the officer to make the kind of decisions and implement strategies and programs that will contribute to an increase in our stock price over time. Periodic additional stock options within the comparable range for the job are granted to reflect the executives’ ongoing contributions to us, to create an incentive to remain with us and to provide a long-term incentive to achieve or exceed our financial goals.

     Other. In addition to the foregoing, officers participate in compensation plans available to all employees, such as a quarterly profit sharing plan and participation in both our 401(k) retirement plan and employee stock purchase plan. See “Executive Compensation—Other Employee Benefit Plans.”

Compensation of Chief Executive Officer

     The factors considered by the Compensation Committee in determining the compensation of the Chief Executive Officer, in addition to survey data, include our operating and financial performance, as well as his leadership and establishment and implementation of strategic direction for us.

     The Compensation Committee considers stock options to be an important component of the Chief Executive Officer’s compensation as a way to reward performance and motivate leadership for long-term growth and profitability. In fiscal 2003, Mr. Ambroseo was granted options to purchase 150,000 shares with an exercise price equal to the fair market value at date of grant ($19.77 per share). The Compensation Committee believes that the quantity of shares granted to Mr. Ambroseo is consistent with its philosophy of granting options to many management personnel rather than concentrating grants on a few senior executives.

Compensation Limitations

     Under Section 162(m) of the Internal Revenue Code, adopted in August 1993, and regulations adopted thereunder by the Internal Revenue Service, publicly held companies may be precluded from deducting certain compensation paid to an executive officer in excess of $1.0 million in a year. The regulations exclude from this limit performance-based compensation and stock options provided certain requirements, such as stockholder approval, are satisfied. We plan to take actions, as necessary, to ensure that its stock option plans and executive annual cash bonus plans qualify for exclusion.

Respectively submitted by the
COMPENSATION COMMITTEE

John H. Hart, Chair
Henry E. Gauthier
Jerry Robertson

Dated: February 6, 2004

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

     The Audit Committee is responsible for overseeing our accounting and financial reporting processes and audits of our financial statements. As set forth in its charter, the Audit Committee acts only in an oversight capacity and relies on the work and assurances of both management, which has primary responsibilities for our financial statements and reports, as well as the independent auditors who are responsible for expressing an opinion on the conformity of our audited financial statements to generally accepted accounting principles.

     The Audit Committee met 17 times either in person or by telephone during fiscal year 2003. In the course of these meetings, the Audit Committee met with management, the internal auditors and our independent auditors and reviewed the results of the internal and external audit examinations, evaluations of our internal controls and the overall quality of our financial reporting.

     The Audit Committee believes that a candid, substantive and focused dialogue with the internal auditors and the independent auditors is fundamental to the Audit Committee’s oversight responsibilities. To support this belief, the Audit Committee periodically meets separately with the internal auditors and the independent auditors, without management present. In the course of its discussions in these meetings, the Audit Committee asked a number of questions intended to bring to light any areas of potential concern related to our financial reporting and internal controls. These questions include:

o

Are there any significant accounting judgments, estimates or adjustments made by management in preparing the financial statements that would have been made differently had the auditors themselves prepared and been responsible for the financial statements?

o

Based on the auditors’ experience, and their knowledge of our business, do our financial statements fairly present to investors, with clarity and completeness, our financial position and performance for the reporting period in accordance with generally accepted accounting principles and SEC disclosure requirements?

o	Based on the auditors’ experience, and their knowledge of our business, have we implemented internal controls and internal audit procedures that are appropriate for our business?

     The Audit Committee approved the engagement of Deloitte & Touche LLP as our independent auditors for fiscal year 2003 and reviewed with the internal auditors and independent auditors their respective overall audit scope and plans. In approving Deloitte & Touche LLP, the Audit Committee considered the qualifications of Deloitte & Touche LLP and discussed with Deloitte & Touche LLP their independence, including a review of the audit and non-audit services provided by them to us. The Audit Committee also discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards No. 61, as amended, and by the Sarbanes-Oxley Act of 2002, and it received and discussed with the independent auditors their written report required by Independence Standards Board Standard No. 1.

     Management has reviewed the audited financial statements for fiscal year 2003 with the Audit Committee, including a discussion of the quality and acceptability of the financial reporting, the reasonableness of significant accounting judgments and estimates and the clarity of disclosures in the financial statements. In connection with this review and discussion, the Audit Committee asked a number of follow-up questions of management and the independent auditors to help give the Audit Committee comfort in connection with its review.

     In reliance on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board has approved) that the audited financial statements be included in the Annual Report on Form 10-K for the fiscal year ended September 27, 2003, for filing with the SEC.

Respectively submitted by
THE AUDIT COMMITTEE

Charles W. Cantoni, Chair
Frank P. Carrubba
Henry E. Gauthier
Lawrence Tomlinson

Dated: February 6, 2004

EXECUTIVE COMPENSATION

Executive Officers

     The names, ages and office of all of our executive officers are set forth below.

Name	Age	Office Held

John R. Ambroseo, PhD	42	President and Chief Executive Officer

Helene Simonet	51	Executive Vice President and Chief Financial Officer

Vittorio Fossati-Bellani, PhD	56	Executive Vice President and Chief Marketing Officer

Ronald A. Victor	58	Executive Vice President, Human Resources

Scott H. Miller	49	Senior Vice President and General Counsel

     There are no family relationships between any of the executive officers and directors.

     Ms. Simonet has served as our Executive Vice President and Chief Financial Officer since April 2002. Ms. Simonet served as Vice President of Finance of our Medical Group and Vice President of Finance, Photonics Division from December 1999 to April 2002. Prior to joining Coherent, she spent over twenty years in senior finance positions at Raychem Corporations’ Division and Corporate organizations, including Vice President of Finance of the Raynet Corporation.  Her last assignment was that of Chief Information Officer for Raychem.  Ms. Simonet has both a Master’s and Bachelor’s degree from the University of Leuven, Belgium.

     Dr. Fossati-Bellani has served as our Executive Vice President and Chief Marketing Officer since November 2002.  Dr. Fossati-Bellani served as our Executive Vice President and as President and General Manager of the Coherent Telecom-Actives Group from September 2000 through November 2002. From September 1997 to September 2000, Dr. Fossati-Bellani served as our Executive Vice President and as President and General Manager of the Coherent Semiconductor Group. From May 1992 to September 1997, Dr. Fossati-Bellani served as our Diode Laser Business Unit Manager. From December 1979, when he joined our Italian office, to May 1992, Dr. Fossati-Bellani served in the capacity of Scientific Sales Engineer, Product Manager, Director of Marketing, Director of Business Development, Scientific Business Unit Manager and Diode Laser Business Unit Manager for the Coherent Laser Group. Dr. Fossati-Bellani received his PhD degree in Physics from the University of Milano, Italy.

     Mr. Victor has served as our Executive Vice President of Human Resources since May 2000. From August 1999 to May 2000, he was our Corporate Vice President of Human Resources. He was Vice President of Human Resources for the Coherent Medical Group from September 1997 to August 1999. Between November 1996 and September 1997, he was Vice President Human Resources for Netsource Communication, Inc., an Internet advertisement and communication company. From November 1995 to November 1996, Mr. Victor served as Vice President of Human Resources for Micronics Computers, Inc., a manufacturer of computer components. Between January 1982 and September 1995 he was a Vice President of Human Resources at Syntex, a pharmaceutical company. Mr. Victor received a BA degree from American International College and a MA degree from Springfield College.

     Mr. Miller has served as our General Counsel since October 1988 and as Senior Vice President since March 1994. Mr. Miller received a BA degree in Economics from UCLA and a JD from Stanford Law School.

Summary Compensation

     The following table shows, as to the Chief Executive Officer and each of the other four most highly compensated executive officers whose salary plus bonus exceeded $100,000, information concerning compensation awarded to, earned by or paid for services to us in all capacities during the last three fiscal years (to the extent that such person was the Chief Executive Officer and/or executive officer, as the case may be, during any part of such fiscal year):

Summary Compensation Table

Name	Year	Salary ($)		Bonus ($)	Awards Options (#)	All Other Compensation ($)

Bernard J. Couillaud, PhD (1)
Retired President and Chief Executive
Officer	2003	$520,000		$ 72,302	0	$162,308	(2)
	2002	520,000		197,949	50,000	36,720
	2001	495,078		658,432	200,000	31,738
John R. Ambroseo, PhD
President and Chief Executive Officer	2003	$431,853		$229,429	150,000	$24,429	(3)
	2002	380,016		117,781	257,500	22,191
	2001	335,400		390,682	150,000	16,683
Helene Simonet (4)
Executive Vice President and Chief
Financial Officer	2003	$274,237		$ 95,014	75,000	$18,015	(5)
	2002	215,103		47,985	100,000	15,344
	2001	--		--	--	--
Vittorio Fossati-Bellani, PhD
Executive Vice President and Chief
Marketing Officer	2003	$280,010		$ 46,429	40,000	$20,114	(6)
	2002	280,010		60,479	50,000	19,481
	2001	266,547		228,835	75,000	15,004
Kevin McCarthy (7)
Former Executive Vice President Chief
Information Officer	2003	$221,062	(8)	$ 32,434	25,000	$14.235	(9)
	2002	223,864		45,342	25,000	10,319
	2001	235,690		161,089	15,000	2,238

(1)	Dr. Couillaud retired from the Company in October 2003.

(2)	Includes $32,200 contributed by us under defined contribution plans, $5,108 in life insurance benefits and $125,000 buyout of accrued vacation.

(3)	Includes $23,453 contributed by us under defined contribution plans and $976 in life insurance benefits.

(4)	Ms. Simonet became an executive officer in April 2002.

(5)	Includes $16,643 contributed by us under defined contribution plans and $1,372 in life insurance benefits.

(6)	Includes $17,477 contributed by us under defined contribution plans and $2,637 in life insurance benefits.

(7)	Mr. McCarthy resigned in January 2004.

(8)	Includes $1,607 in relocation expenses paid by us.

(9)	Includes $13,492 contributed by us under defined contribution plans and $743 in life insurance benefits.

Stock Option Grants and Exercises

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options granted during the fiscal year ended September 27, 2003.

Option Grants in Last Fiscal Year

	Individual Grants
					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term (3)
	Number of Securities Underlying Options Granted (#)(1)	% of Total Options Granted to Employees In Fiscal Year (2)
			Exercise Price ($/sh)	Expiration Date
Name					5% ($)	10% ($)

Bernard J. Couillaud, PhD(4)	0	--	--	--	--	--
John R. Ambroseo, PhD	150,000	14.44	$ 19.77	4/4/09	$1,008,554	$2,288,064
Helene Simonet	75,000	7.22	$ 19.77	4/4/09	$ 504,277	$1,144,032
Vittorio Fossati-Bellani, PhD	40,000	3.85	$ 19.77	4/4/09	$ 268,948	$ 610,150
Kevin McCarthy	25,000	2.41	$ 19.77	4/4/09	$ 168,092	$ 381,344

__________

(1)

Our 1987 Stock Option Plan, 1995 Stock Plan and 2001 Stock Plan (collectively the “Option Plans”) provide for the grant of options and stock purchase rights to our officers, employees and consultants.  Options granted under the Option Plans may be either “nonstatutory options” or “incentive stock options.” The exercise price is determined by the Board of Directors or its Compensation Committee and, in the case of incentive stock options, may not be less than 100% of the fair market value of the Common Stock on the date of grant (110% in the case of grants to 10% shareholders).  The options expire not more than six years from the date of grant and may be exercised only while the optionee is employed by us or within such period of time after termination of employment as is determined by the Board or its Committee at the time of grant.  The Board of Directors may determine when options granted may be exercisable.

(2)

We granted options to purchase an aggregate of 703,450 shares to all employees other than executive officers and granted options to purchase an aggregate of 335,000 shares to all executive officers as a group (6 persons), during fiscal 2003.

(3)

This column sets forth hypothetical gains or “option spreads” for the options at the end of their respective ten-year terms, as calculated in accordance with the rules of the SEC.  Each gain is based on an arbitrarily assumed annualized rate of compound appreciation of the market price at the date of grant of 5% and 10% from the date the option was granted to the end of the option term.  The 5% and 10% rates of appreciation are specified by the rules of the SEC and do not represent our estimate or projection of future Common Stock prices.  We do not necessarily agree that this method properly values an option.  Actual gains, if any, on option exercises are dependent on the future performance of our Common Stock and overall market conditions.

(4)	Dr. Couillaud was granted a stock option for 30,000 shares under the 1998 Directors’ Plan following his retirement on October 1, 2003. Refer to “Directors Option Grants.”

     The following table shows, as to the individuals named in the Summary Compensation Table above, information concerning stock options exercised during the fiscal year ended September 27, 2003 and the value of unexercised options at such date.

Aggregated Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities Underlying Unexercised Options/SARs at September 27, 2003 (#)(2)		Value of Unexercised In-the-Money Options at September 27, 2003 ($)(3)
	Shares Acquired on Exercise (#)	Value Realized ($)(1)
Name			Exercisable	Unexercisable	Exercisable	Unexercisable

Bernard J. Couillaud, PhD	222,000	$2,359,506	310,000	50,000	$ 0	$ 0
John R. Ambroseo, PhD	0	--	137,000	500,500	$186,230	$ 685,500
Helene Simonet	0	--	50,000	160,000	$ 0	$ 342,750
Vittorio Fossati-Bellani, PhD	15,000	$ 123,499	29,000	180,000	$ 25,395	$ 182,800
Kevin McCarthy	0	--	35,000	70,000	$ 0	$ 114,250

__________

(1)

The value realized is calculated based on the sale price of our Common Stock as reported by the Nasdaq National Market on the date of exercise minus the exercise price of the option, and does not necessarily indicate that the optionee sold such stock.

(2)	We have not granted any stock appreciation rights and its stock plans do not currently provide for the granting of such rights.

(3)

The market value of underlying securities is based on the difference between the closing price of our Common Stock on September 27, 2003 of $24.34 (as reported by Nasdaq National Market) and the exercise price per share.

Other Employee Benefit Plans

Employee Retirement and Investment Plan and Supplemental Retirement Plan

     Effective January 1, 1979, we adopted the Coherent Employee Retirement and Investment Plan.  Coherent employees that work more than twenty hours per week become eligible for participation on their first day of employment. We will match employee contributions to the Plan, up to a maximum of 6% of the employee’s individual earnings, after completing one year of service.  Effective as of 1985, the plan was amended and restated to conform the plan to new regulations and to qualify under Section 401(k) of the Internal Revenue Code of 1986, as amended to permit employees to make contributions to the plan from their pre-tax earnings.

     Effective January 1, 1990, we adopted the Supplementary Retirement Plan for senior management personnel which permits the participants to contribute up to 24% of their before tax earnings to a trust.   We will match such contributions up to 6% of the participants’ earnings less any amounts contributed by us to the participant under the Coherent Employee Retirement and Investment Plan.

Variable Compensation Plan

     Our Variable Compensation Plan was designed to promote our growth and profitability by providing incentive compensation in keeping with targeted marketplace incentive rates to key employees who are critical to the attainment of our business objectives.  The Plan provides for the payment of quarterly cash bonuses to participants based upon performance against pre-established goals for pre-tax profits, revenue and the management of our assets.  Minimal performance thresholds are established at the beginning of each fiscal year in general and for each business unit.

Productivity Incentive Plan

     Under our Productivity Incentive Plan (the “Incentive Plan”), 450,000 shares of Common Stock were initially reserved, and as of the fiscal year ended September 27, 2003, 76,829 shares of Common Stock were available for issuance to employees and its designated subsidiaries who are customarily employed for at least twenty hours per week.  The purpose of the Incentive Plan is to enhance an employee’s proprietary interest in us and to create an incentive for our success.

     The Productivity Incentive Plan (Plan) provides for the quarterly distributions of Common Stock and cash, at the election of each participant, to each eligible employee.  The amounts of the distribution are based on consolidated sales, pre-tax profit,  market price of our common stock, and the employee’s salary.

Employee Stock Purchase Plan

     Our Employee Stock Purchase Plan (the “Purchase Plan”) was adopted by the Board of Directors and approved by the stockholders in 1980.  A total of 4,575,000 shares of Common Stock have been reserved under the Purchase Plan, and as of the end of fiscal year 2003, 914,556 shares of Common Stock remained available for issuance thereunder.  Eligible employees may authorize payroll deductions up to 10% of their regular base salary to purchase shares at the lower of 85% of the fair market value of the common stock on the date of commencement of the offering or on the last day of the six-month offering period.

COMPANY STOCK PRICE PERFORMANCE

     The following graph shows a five-year comparison of cumulative total stockholder return, calculated on a dividend reinvestment basis and based on a $100 investment, from October 2, 1999 through September 27, 2003 comparing the return on our Common Stock with the Standard & Poors 500 Stock Index and the Standard & Poors Small Cap 600 Stock Index. No dividends have been declared or paid on our Common Stock during such period. The stock price performance shown on the following graph is not necessarily indicative of future price performance.

COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN AMONG COHERENT, INC., THE S&P 500 INDEX
AND THE S&P SMALL CAP 600 INDEX

Fiscal Year End	Coherent, Inc.	S&P 500 Index	S&P Small Cap 600 Index

9/26/98	100.00	100.00	100.00
10/2/99	225.00	124.42	114.33
9/30/00	715.79	140.94	143.33
9/29/01	298.95	103.42	128.12
9/28/02	199.16	83.46	125.80
9/27/03	256.21	102.40	158.42

     The information contained above under the captions “Report of the Compensation Committee of the Board of Directors,” “Report of the Audit Committee of the Board of Directors” and “Company Stock Price Performance” shall not be deemed to be “soliciting material” or to be “filed” with the SEC, nor will such information be incorporated by reference into any future SEC filing except to the extent that we specifically incorporate it by reference into such filing.

CERTAIN TRANSACTIONS

     The following table sets forth information with respect to all of our executive officers and directors who had indebtedness outstanding during the past fiscal year.  This indebtedness arose as a result of the delivery of promissory notes in connection with the exercise of stock options. All of these loans were entered into prior to the effective date of Section 402 of the Sarbanes-Oxley Act of 2002.

Name	New Loans During 2003	Interest Rates	Maturity Date(s)	Largest Amount Outstanding During 2003		Balance at September 27, 2003

John Ambroseo, PhD	0	4.75%	1/25/07	$ 541,017		$496,330
	0	8.00%	2/15/08	$ 60,000	(1)	$ 50,000
Bernard Couillaud, PhD	0	4.75-8.50%	3/1/04-4/26/07	$1,118,755		$ 0
Vittorio Fossati-Bellani, PhD	0	6.50%	8/31/06	$ 77,649		$ 0
Scott H. Miller	0	4.83-6.71%	3/1/04-5/24/05	$ 608,609		$608,609
Robert Quillinan	0	4.75%	2/27/07	$ 162,506		$ 0

__________

(1)	This loan was granted to Dr. Ambroseo on February 15, 1998. Ten percent of the original principal balance of this loan is forgiven each year, so long as Mr. Ambroseo is employed by us.

     All promissory notes are full recourse and, except for the remaining $50,000 loan to Mr. Ambroseo, are secured by the shares of our Common Stock issued upon exercise of the options.  Interest is paid annually.

OTHER MATTERS

     We know of no other matters to be submitted to the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the enclosed form Proxy to vote the shares they represent as the Board of Directors may recommend.

BY ORDER OF THE BOARD OF DIRECTORS /s/ John R. Ambroseo John R. Ambroseo President and Chief Executive Officer

Dated: February 19, 2003

Appendix A

COHERENT, INC.

2001 STOCK PLAN

     Amended and restated as of the date of obtaining stockholder approval in 2004

     1. Purposes of the Plan. The purposes of this 2001 Stock Plan are:

•	to attract and retain the best available personnel for positions of substantial responsibility,

•	to provide additional incentive to Employees, Directors and Consultants, and

•	to promote the success of the Company's business by motivating the Employees and Consultants to superior performance.

     Awards granted under the Plan may be Incentive Stock Options, Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Units, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

     2.  Definitions. As used herein, the following definitions shall apply:

          (a) “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

          (b) “Applicable Laws” means the requirements relating to the administration of equity compensation plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Awards are, or will be, granted under the Plan.

          (c) “Award” means, individually or collectively, a grant under the Plan of Options, SARs, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

          (d) “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

          (e) “Awarded Stock” means the Common Stock subject to an Award.

          (f) “Board” means the Board of Directors of the Company.

          (g) “Code” means the Internal Revenue Code of 1986, as amended.

          (h) “Committee” means a committee of Directors appointed by the Board in accordance with Section 4 of the Plan, which shall consist solely of Independent Directors who are not eligible to receive stock option grants or Restricted Stock under the Plan.

          (i) “Common Stock” means the common stock of the Company, or in the case of Performance Units, the cash equivalent thereof.

          (j) “Company” means Coherent, Inc., a Delaware corporation.

          (k) “Consultant” means any natural person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services to such entity.

          (l) “Deferred Stock Unit” means a deferred stock unit Award granted to a Service Provider pursuant to Section 13 .

          (m) “Director” means a member of the Board.

          (n) “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

          (o) “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be treated as an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. For purposes of Incentive Stock Options, no such leave may exceed ninety days, unless reemployment upon expiration of such leave is guaranteed by statute or contract. If reemployment upon expiration of a leave of absence approved by the Company is not so guaranteed, on the 181st day of such leave any Incentive Stock Option held by the Optionee shall cease to be treated as an Incentive Stock Option and shall be treated for tax purposes as a Nonstatutory Stock Option. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

          (p) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

          (q) “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

               (i) If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its Fair Market Value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

               (ii) If the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

               (iii) In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

          (r) “Incentive Stock Option” means an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (s) “Independent Director” means a Director of the Company who is not also an Employee of the Company and who qualifies as an “outside director” within the meaning of Code Section 162(m), Section 16(b) of the Exchange Act and Applicable Laws.

          (t) “Nonstatutory Stock Option” means an Option not intended to qualify as an Incentive Stock Option.

          (u) “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Award Agreement.

          (v) “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (w) “Option” means a stock option granted pursuant to the Plan.

          (x) “Option Agreement” means an agreement between the Company and an Optionee evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

          (y) “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (z) “Participant” means the holder of an outstanding Award granted under the Plan.

          (aa) “Performance Share” means a performance share Award granted to a Service Provider pursuant to Section 11.

          (bb) “Performance Unit” a performance unit Award granted to a Service Provider pursuant to Section 12.

          (cc) “Plan” means this Coherent, Inc. 2001 Stock Plan.

          (dd) “Restricted Stock” means shares of Common Stock granted pursuant to Section 10 of the Plan that are subject to vesting, if any, based solely on continuing as a Service Provider.

          (ee) “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

          (ff) “Stock Appreciation Right” or “SAR” means an Award, granted alone or in connection with a related Option, that pursuant to Section 9 is designated as an SAR.

          (gg) “Section 16(b)” means Section 16(b) of the Exchange Act.

          (hh) “Service Provider” means an Employee or Consultant.

          (ii) “Share” means a share of the Common Stock, as adjusted in accordance with Section 16 of the Plan.

          (jj) “Subsidiary” means a “subsidiary corporation”, whether now or hereafter existing, as defined in Section 424(f) of the Code.

     3. Stock Subject to the Plan. Subject to the provisions of Section 16 of the Plan, the maximum aggregate number of Shares that may be issued under the Plan is 6,300,000 Shares; provided, however, that in no event shall more than 30% of the Shares issuable under the Plan be granted pursuant to Awards with an exercise price or purchase price that is less than 100% of Fair Market Value on the date of grant. Notwithstanding the foregoing, no Options shall be granted with an exercise price less than Fair Market Value on the date of grant. The Shares may be authorized, but unissued, or reacquired Common Stock.

     If an Award expires or becomes unexercisable without having been exercised in full, or, with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited back to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining shares under SARs, shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

     4. Administration of the Plan.

          (a) Procedure.

                (i) Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more Independent Directors.

                (ii) Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

                (iii) Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee of Independent Directors with the ability to obtain the advice of independent counsel, which committee shall be constituted to satisfy Applicable Laws.

          (b) Powers of the Administrator. Subject to the provisions of the Plan, including, without limitation Section 8(b)(iii), and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

               (i) to determine the Fair Market Value;

               (ii) to select the Service Providers to whom Awards may be granted hereunder;

                (iii) to determine the number of shares of Common Stock to be covered by each Award granted hereunder;

                (iv) to approve forms of agreement for use under the Plan;

                (v) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any Award granted hereunder. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture or repurchase restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

                (vi) to construe and interpret the terms of the Plan and awards granted pursuant to the Plan;

                (vii) to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

                (viii) to modify or amend each Award (subject to Section 18(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options or SARs longer than is otherwise provided for in the Plan;

                (ix) to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award that number of Shares or cash having a Fair Market Value equal to the amount required to be withheld. The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by an Optionee to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

               (x) to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

               (xi) to make all other determinations deemed necessary or advisable for administering the Plan.

          (c) Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants.

     5. Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Incentive Stock Options may be granted only to Employees.

     6.  Limitations.

          (a) ISO $100,000 Rule. Each Option shall be designated in the Option Agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. However, notwithstanding such designation, to the extent that the aggregate Fair Market Value of the Shares with respect to which Incentive Stock Options are exercisable for the first time by the Optionee during any calendar year (under all plans of the Company and any Parent or Subsidiary) exceeds $100,000, such Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 6(a), Incentive Stock Options shall be taken into account in the order in which they were granted. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted.

          (b) No Rights as a Service Provider. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing their relationship as a Service Provider, nor shall they interfere in any way with the right of the Participant or the right of the Company or its Parent or Subsidiaries to terminate such relationship at any time, with or without cause.

          (c) 162(m) Limitation. The following limitations shall apply to grants of Options and SARs with an exercise price equal to or exceeding 100% of Fair Market Value on the grant date:

                (i) No Service Provider shall be granted, in any fiscal year of the Company, Option or SARs to purchase more than 250,000 Shares.

                (ii) In connection with his or her initial service, a Service Provider may be granted Options or SARs to purchase up to an additional 250,000 Shares which shall not count against the limit set forth in subsection (i) above.

     The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 16(a).

     If an Option or SAR is cancelled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 16(c)), the cancelled Option or SAR will be counted against the limits set forth in subsections (i) and (ii) above.

     7.  Term of Plan. The Plan shall become effective upon its adoption by the Board. It shall continue in effect for a term of ten (10) years unless terminated earlier under Section 18 of the Plan.

     8.  Stock Options.

          (a) Term of Options. The term of each Option shall be ten (10) years from the date of grant or such shorter term as may be provided in the Option Agreement. Moreover, in the case of an Incentive Stock Option granted to an Optionee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the total combined voting power of all classes of stock of the Company or any Parent or Subsidiary, the term of the Incentive Stock Option shall be five (5) years from the date of grant or such shorter term as may be provided in the Option Agreement.

          (b) Option Exercise Price and Consideration.

                (i) Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator, subject to the following:

     In the case of an Incentive Stock Option:

                     (A) granted to an Employee who, at the time the Incentive Stock Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the Fair Market Value per Share on the date of grant.

                     (B) granted to any Employee other than an Employee described in paragraph (A) immediately above, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant.

               (ii) In the case of a Nonstatutory Stock Option, the per Share exercise price shall be no less than 100% of the Fair Market Value per Share on the date of grant

               (iii) The exercise price for the Shares to be issued pursuant to an already granted Option may not be changed without the consent of the Company’s shareholders. This shall include, without limitation, a repricing of the Option as well as an option exchange program whereby the Optionee agrees to cancel an existing Option in exchange for an Option to be granted in the future with an exercise price equal to the Fair Market Value of the Shares on the date of grant.

                (c) Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions that must be satisfied before the Option may be exercised.

                (d) Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. In the case of an Incentive Stock Option, the Administrator shall determine the acceptable form of consideration at the time of grant. Such consideration, to the extent permitted by Applicable Laws, may consist entirely of:

                (i) cash;

                (ii) check;

                (iii) other Shares which (A) in the case of Shares acquired upon exercise of an option, have been owned by the Optionee for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

                (iv) broker-assisted cashless exercise;

                (v) any combination of the foregoing methods of payment; or such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws; or

                (vi) such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

           (e) Exercise of Option.

                (i) Procedure for Exercise; Rights as a Shareholder. Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement. An Option may not be exercised for a fraction of a Share.

     An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Optionee or, if requested by the Optionee, in the name of the Optionee and his or her spouse. Until the Shares are issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Awarded Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such Shares promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Shares are issued, except as provided in Section 16 of the Plan.

     Exercising an Option in any manner shall decrease the number of Shares thereafter available, both for purposes of the Plan and for sale under the Option, by the number of Shares as to which the Option is exercised.

          (f) Termination of Relationship as Service Provider. If an Optionee ceases to be Service Provider, other than upon the Optionee’s death or Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option

Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for ninety (90) days following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (g) Disability of Optionee. If an Optionee ceases to be a Service Provider as a result of the Optionee’s Disability, the Optionee may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, on the date of termination, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Optionee does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (h) Death of Optionee. If an Optionee dies while a Service Provider, the Option may be exercised within such period of time as is specified in the Option Agreement (but in no event later than the expiration of the term of such Option as set forth in the Notice of Grant), by the Optionee’s estate or by a person who acquires the right to exercise the Option by bequest or inheritance, but only to the extent that the Option is vested on the date of death. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following the Optionee’s termination. If, at the time of death, the Optionee is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall immediately revert to the Plan. The Option may be exercised by the executor or administrator of the Optionee’s estate or, if none, by the person(s) entitled to exercise the Option under the Optionee’s will or the laws of descent or distribution. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

           (i) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made.

          9.  Stock Appreciation Rights.

                (a) Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

                (b) Exercise Price and other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant.

                (c) Payment of SAR Amount. Upon exercise of a SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

                    (i) The difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

                    (ii) the number of Shares with respect to which the SAR is exercised.

                (d) Payment upon Exercise of SAR. At the discretion of the Administrator, payment for a SAR may be in cash, Shares or a combination thereof.

                (e) SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

          (f) Expiration of SARs. A SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

          (g) Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent that the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified by the Administrator, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

     Notwithstanding the above, in the event of a Participant’s change in status from Consultant, Employee or Director to Employee, Consultant or Director, a Participant’s status as a Service Provider shall continue notwithstanding the change in status.

          (h) Disability of Participant. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Stock Appreciation Right within such period of time as is specified in the Stock Appreciation Right Agreement to the extent the Stock Appreciation Right is vested and exercisable on the date of termination (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Stock Appreciation Right Agreement). In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall revert to the Plan. If, after termination, the Participant does not exercise his or her Stock Appreciation Right within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

          (i) Death of Participant. If a Participant dies while a Service Provider, the Stock Appreciation Right may be exercised within such period of time as is specified in the Stock Appreciation Right Agreement (but in no event later than the expiration of the term of such Stock Appreciation Right as set forth in the Notice of Grant), by the Participant’s estate or by a person who acquires the right to exercise the Stock Appreciation Right by bequest or inheritance, but only to the extent that the Stock Appreciation Right is vested and exercisable on the date of death. In the absence of a specified time in the Stock Appreciation Right Agreement, the Stock Appreciation Right shall remain exercisable for twelve (12) months following the Participant’s termination. If, at the time of death, the Participant is not vested as to his or her entire Stock Appreciation Right, the Shares covered by the unvested portion of the Stock Appreciation Right shall immediately revert to the Plan. The Stock Appreciation Right may be exercised by the executor or administrator of the Participant’s estate or, if none, by the person(s) entitled to exercise the Stock Appreciation Right under the Participant’s will or the laws of descent or distribution. If the Stock Appreciation Right is not so exercised within the time specified herein, the Stock Appreciation Right shall terminate, and the Shares covered by such Stock Appreciation Right shall revert to the Plan.

          (j) Buyout Provisions. The Administrator may at any time offer to buy out for a payment in cash or Shares a Stock Appreciation Right previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Participant at the time that such offer is made.

     10.  Restricted Stock.

          (a) Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock. Restricted Stock shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

           (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

           (c) Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided; however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

     11.  Performance Shares.

          (a) Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the equivalent of one Share of Common Stock for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units/rights to acquire Shares.

          (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          (c) Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

     12. Performance Units.

          (a) Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Service Providers at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Unit award granted to any Participant, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance Units shall be granted in the form of units/rights to acquire Shares. Each such unit/right shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

          (b) Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

          (c) Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

     13. Deferred Stock Units. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator.

     14. Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

     15. Leaves of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

     16.  Adjustments Upon Changes in Capitalization, Dissolution, Merger or Asset Sale.

           (a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) annual share issuance limits under Section 6(c) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Compensation Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

           (b) Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

           (c) Merger or Asset Sale.

                (i) Stock Options and SARs. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of fifteen (15) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the merger or sale of assets, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

                (ii) Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a merger of the Company with or into another corporation, or the sale of substantially all of the assets of the Company, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the merger or sale of assets, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the merger or sale of assets, the consideration (whether stock, cash, or other securities or property) received in the merger or sale of assets by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     17.  Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each recipient within a reasonable time after the date of such grant.

     18.  Amendment and Termination of the Plan.

          (a) Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

          (b) Shareholder Approval. The Company shall obtain shareholder approval of any Plan amendment to the extent necessary and desirable to comply with Applicable Laws.

          (c) Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company. Termination of the Plan shall not affect the Administrator’s ability to exercise the powers granted to it hereunder with respect to Awards granted under the Plan prior to the date of such termination.

     19.  Conditions Upon Issuance of Shares.

          (a) Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          (b) Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

     20.  Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder (or with respect to Performance Units, the cash equivalent thereof), shall relieve the Company of any liability in respect of the failure to issue or sell such Shares (or with respect to Performance Units, the cash equivalent thereof) as to which such requisite authority shall not have been obtained.

     21.  Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

     22.  Shareholder Approval. The 2004 amendment to the Plan shall be subject to approval by the shareholders of the Company within twelve (12) months after the date the amendment is adopted by the Board. Such shareholder approval shall be obtained in the manner and to the degree required under Applicable Laws.

COHERENT, INC. C/O EQUISERVE P.O. BOX 9398 BOSTON, MA 02205-9398

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we’ve provided or return to Coherent, Inc., c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:	COHER1	KEEP THIS PORTION FOR YOUR RECORDS
DETACH AND RETURN THIS PORTION ONLY
THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
COHERENT INC.

Vote On Directors

1.	To elect eight directors to serve for the ensuing year and until their successors are duly elected;	For All	Withhold All	For All Except	To withhold authority to vote, mark “For All Except” and write the nominee's number on the line below.

Nominees: (01) Bernard J. Couillaud; (02) Henry E. Gauthier;
(03) John R. Ambroseo; (04) Charles W. Cantoni; (05) John H.
Hart; (06) Robert J. Quillinan; (07) Lawrence Tomlinson;
	and (08) Frank P. Carrubba (Proposal One);	☐	☐	☐

Vote On Proposals		For	Against	Abstain

2.	To approve an amendment to our 2001 Stock Plan to increase the number of shares of Common Stock reserved for issuance
	thereunder by 3,500,000 shares, from 2,800,000 shares to 6,300,000 shares (Proposal Two);	☐	☐	☐

3.	To amend our 2001 Stock Plan to provide for the grant of stock appreciation rights, performance shares, performance units
	and deferred stock units in addition to options to purchase shares of our Common Stock (Proposal Three);	☐	☐	☐

4.	To ratify the appointment of Deloitte & Touche LLP as our independent public accountants for the fiscal year ending October 2, 2004 (Proposal Four); and	☐	☐	☐

5.	To transact such other business as may properly be brought before the meeting and any adjournment(s) thereof.

The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

Stockholders of record at the close of business on February 6, 2004 are entitled to notice of and to vote at the meeting.

(This Proxy should be marked, dated, signed by the stockholder(s) exactly as his or her name appears hereon, and returned promptly in the enclosed envelope. Persons signing in a fiduciary capacity should so indicate. If shares are held by joint tenants or as community property, both should sign.)

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

   All stockholders are cordially invited to attend the meeting. However, to assure your representation at the meeting, you are urged to mark, sign, date and return the enclosed proxy card as promptly as possible in the postage-prepaid envelope enclosed for that purpose. Any stockholder attending the meeting may vote in person even if he or she has returned a proxy.

PROXY
THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF

COHERENT, INC.

ANNUAL MEETING OF STOCKHOLDERS
March 25, 2004

          The undersigned stockholder of COHERENT, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated February 19, 2004, and hereby appoints John R. Ambroseo and Helene Simonet, and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the Annual Meeting of Stockholders of COHERENT, INC. to be held on March 25, 2004 at 5:30 p.m., local time, at our principal offices located at 5100 Patrick Henry Drive, Santa Clara, California 95054, and at any adjournment(s) thereof and to vote all shares of Common Stock which the undersigned would be entitled to vote if then and there personally present, on all the matters set forth on the reverse side.

          THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, WILL BE VOTED TO ENSURE AS MANY OF THE NOMINEES FOR THE ELECTION OF DIRECTORS SET FORTH IN PROPOSAL ONE ARE ELECTED AS DIRECTORS, FOR THE AMENDMENT OF OUR 2001 STOCK PLAN SET FORTH IN PROPOSAL TWO, FOR THE AMENDMENT OF OUR 2001 STOCK PLAN SET FORTH IN PROPOSAL THREE, FOR THE RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT PUBLIC ACCOUNTANTS, AND AS SAID PROXIES DEEM ADVISABLE ON SUCH OTHER MATTERS AS MAY COME BEFORE THE MEETING AND ANY ADJOURNMENT(S) THEREOF.

SEE REVERSE SIDE	CONTINUED AND TO BE SIGNED ON REVERSE SIDE	SEE REVERSE SIDE